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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-18315) and related Prospectus of Fluor Corporation for the registration of $400,000,000 principal amount of Senior Debt Securities and to the incorporation by reference therein of our report dated November 19, 1996, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                                    ERNST & YOUNG LLP

Orange County, California

February 14, 1997